Filed Pursuant to Rule 424(b)(3)

Registration No. 333-265532

PROSPECTUS

U.S. Energy Corp.

19,905,736 Shares of Common Stock

This prospectus relates to the resale by the selling shareholders named herein of 19,905,736 shares of common stock, par value $0.01 per share, which we refer to as common stock, of U.S. Energy Corp., which we refer to as us, we, the Company, the Registrant or U.S. Energy, representing shares of common stock issued to the selling shareholders pursuant to certain Purchase and Sale Agreements, described in greater detail under “Prospectus Summary—Purchase and Sale Agreements”, beginning on page 3. The selling shareholders are described in greater detail under “Selling Shareholders”, beginning on page 16.

The shares of common stock described in this prospectus may be offered for sale from time to time by the selling shareholders named herein, however, our registration of the shares covered by this prospectus does not mean that the selling shareholders will offer or sell any of the shares. The selling shareholders may offer and sell the shares in a variety of transactions as described under the heading “Plan of Distribution” beginning on page 19, including transactions on any stock exchange, market or facility on which our common stock may be traded, in privately negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. We have no basis for estimating either the number of shares of our common stock that will ultimately be sold by the selling shareholders or the prices at which such shares will be sold.

Each of the selling shareholders are entities which are controlled by, among other parties, members of our Board of Directors.

We are not selling any securities covered by this prospectus and will not receive any of the proceeds from the sale of such shares by the selling shareholders. We are registering shares of common stock on behalf of the selling shareholders. We are bearing all of the expenses in connection with the registration of the shares of common stock, but all selling and other expenses incurred by the selling shareholders, including commissions and discounts, if any, attributable to the sale or disposition of the shares will be borne by such shareholders.

The selling shareholders and intermediaries through whom such securities are sold may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered hereby, and any profits realized or commissions received may be deemed underwriting compensation.

In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

Our common stock is quoted on The NASDAQ Capital Market under the symbol “USEG”. The closing price for our common stock on June 22, 2022, was $3.61 per share.

Investing in our securities involves risks. You should carefully consider the “Risk Factors” beginning on page 10 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2022.

About This Prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC” or the “Commission”). This prospectus relates to the resale by the selling shareholders listed in this prospectus of up to 19,905,736 shares of our common stock.

We will not receive any proceeds from the resale of any of the shares by the selling shareholders. We have agreed to pay for the expenses related to the registration of the shares being offered by the selling shareholders.

You should read this prospectus and any prospectus supplement, including all documents incorporated herein or therein by reference, together with additional information described under “Where You Can Find More Information” and “Incorporation of Documents By Reference” before making an investment decision.

This prospectus does not contain all the information provided in the registration statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that registration statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus and any accompanying prospectus supplement are not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and are not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We will disclose any material changes in our affairs in a post-effective amendment to the registration statement of which this prospectus is a part, a prospectus supplement, or a future filing with the SEC incorporated by reference in this prospectus. We do not imply or represent by delivering this prospectus that U.S. Energy Corp., or its business, financial condition or results of operations, are unchanged after the date on the front of this prospectus or that the information in this prospectus is correct at any time after such date.

Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside of the United States.

Our logo and some of our trademarks and tradenames are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of others. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, ™ and SM symbols. References to our trademarks, tradenames and service marks are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensors if any, nor that respective owners to other intellectual property rights will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

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The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosure contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under, and incorporated by reference into, the section entitled “Risk Factors” beginning on page 10 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates. Some market and other data included herein, as well as the data of competitors as they relate to U.S. Energy Corp., is also based on our good faith estimates.

Unless the context otherwise requires, references in this prospectus to:

●	“We,” “us,” “our,” the “Registrant”, the “Company,” “U.S. Energy” and “U.S. Energy Corp.” refer to U.S. Energy Corp. and its consolidated subsidiaries;

●	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;

●	“SEC” or the “Commission” refers to the United States Securities and Exchange Commission; and

●	“Securities Act” refers to the Securities Act of 1933, as amended.

All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated.

You should read the entire prospectus before making an investment decision to purchase our securities.

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Prospectus Summary

This summary highlights information contained elsewhere in, or incorporated by reference in, this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our securities, you should carefully read this entire prospectus, especially the risks of investing in our securities as discussed under, and incorporated by reference into, the section entitled “Risk Factors” and the financial statements and notes incorporated by reference herein, and the other information incorporated by reference herein. The following summary is qualified in its entirety by the detailed information appearing elsewhere in this prospectus.

Overview

U.S. Energy Corp. is a Wyoming corporation organized in 1966. We are an independent energy company focused on the acquisition and development of oil and natural gas producing properties in the continental United States. Our business activities are currently focused in West Texas, South Texas, the Gulf Coast, the Rockies and mid-continent.

Our working interest varies by project and may change over time based on the terms of our leases and operating agreements. These projects may result in numerous wells being drilled over the next three to five years depending on, among other things, commodity prices and the availability of capital resources required to fund the expenditures. We are also actively pursuing potential acquisitions of exploration, development and production-stage oil and natural gas properties or companies.

We own working interests in a geographically and geologically diverse portfolio of oil-weighted prospects in varying stages of exploration and development. Prospect stages range from prospect origination, including geologic and geophysical mapping, to leasing, exploratory drilling and development. The Company participates in the prospect stages either for its own account or with prospective partners to enlarge its oil and natural gas lease ownership base.

We have historically explored for and produced oil and natural gas through a non-operator business model. As a non-operator, we rely on our operating partners to propose, permit, drill, complete and produce oil and natural gas wells. Before a well is drilled, the operator provides all oil and natural gas interest owners in the designated well the opportunity to participate in the drilling and completion costs and revenues of the well on a pro-rata basis. Our operating partners also produce, transport, market and account for all oil and natural gas production. With recent acquisitions in 2020 and 2022, we now operate approximately 91% of our production.

Plan of Operations and Strategy

We have recently completed the acquisition of the Acquired Assets (as discussed below), and plan to seek additional opportunities in the oil and natural gas sector, including but not limited to further acquisition of assets, participation with current and new industry partners in their exploration and development projects, acquisition of existing companies, and the purchase of oil producing assets, moving forward. In addition, we plan to grow production by performing workovers on operated idle wells acquired to return them back to production.

Key elements of our business strategy include:

●	Deploy our Capital in a Conservative and Strategic Manner and Review Opportunities to Bolster our Liquidity. In the current industry environment, maintaining liquidity is critical. Therefore, we will be highly selective in the projects we evaluate and will review opportunities to bolster our liquidity and financial position through various means.

●	Evaluate and Pursue Value-Enhancing Transactions. We plan to continuously evaluate strategic alternative opportunities that we believe will enhance shareholder value.

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Stock Purchase Agreements

On January 5, 2022 (the “Closing Date”), we closed the acquisitions (the “Closing”) contemplated by those certain three separate Purchase and Sale Agreements (as amended to date, the “Purchase Agreements”), previously entered into by the Company on October 4, 2021, with each of (a) Lubbock Energy Partners LLC (“Lubbock”); (b) Banner Oil & Gas, LLC (“Banner Oil”), Woodford Petroleum, LLC (“Woodford”) and Llano Energy LLC (“Llano”, and collectively with Banner Oil and Woodford, “Sage Road”), and (c) Synergy Offshore LLC (“Synergy”, and collectively with Lubbock and Sage Road, the “Sellers”).

Pursuant to the Purchase Agreements, we acquired certain oil and gas properties from the Sellers, representing a diversified, conventional portfolio of operated, producing, oil-weighted assets located across the Rockies, West Texas, Eagle Ford, and Mid-Continent. The acquisition also included certain wells, contracts, technical data, records, personal property and hydrocarbons associated with the acquired assets (collectively with the oil and gas properties acquired, the “Acquired Assets”).

The purchase price for the Acquired Assets was (a) $125,000 in cash and 6,568,828 shares of our common stock, as to Lubbock; (b) $1,000,000 in cash, the repayment of $3.5 million in liabilities (which amounts were repaid with funds borrowed under a credit agreement entered into a closing with a third-party lender), and 6,790,524 shares of common stock, as well as the novation of certain hedges which had a mark to market loss of approximately $3.1 million as of the Closing Date, as to Sage Road; and (c) $125,000 in cash and 6,546,384 shares of common stock, as to Synergy. The aggregate purchase price under all the Purchase Agreements was $1.25 million in cash, 19,905,736 shares of common stock (the “PSA Shares”), the repayment of $3.5 million in debt, as well as the novation of the hedges discussed above. The initial base purchase price remains subject to customary working capital and other adjustments following the Closing.

Each Purchase Agreement required the Company to place a $500,000 deposit into escrow ($1.5 million in aggregate)(the “Deposits”). The Deposits were released at the closing to pay a portion of the purchase price for the Acquired Assets.

In connection with the Closing of the acquisition of the Acquired Assets, and on January 5, 2022, we entered into various related agreements with the Sellers, including, as discussed below:

Registration Rights Agreement

Each Seller (Lubbock, Banner Oil, Woodford and Llano, and Synergy) and the Company entered into a Registration Rights Agreement on January 5, 2022 (the “RRA”). Pursuant to the RRA, we agreed:

● To use our commercially reasonable efforts to prepare and file an initial shelf registration statement under the Securities Act covering the resale of all of the shares of common stock issuable to the Sellers, on or before the 30th day after the date the RRA was entered into and use commercially reasonable efforts to cause such initial shelf registration statement to become effective no later than 60 days following the filing date (or, in the event of a “full review” by the Commission, the 90th day following the filing date), which this prospectus forms a part of; and

● To provide the Sellers certain piggy-back registration and participation rights associated with future registration statements and/or future registered offerings we may undertake in the future, subject to certain exclusions and exceptions.

We agreed to bear the full costs of such registration statements and to keep them effective indefinitely, as long as any Seller holds any shares of common stock included thereunder. The RRA contains customary indemnification obligations of the parties and requires us to take commercially reasonable efforts for so long as the RRA remains in place, to allow for Rule 144 to be available for the sale of the Sellers’ shares of common stock issuable in connection with the Closing. The RRA is to remain in place until such time as each Seller no longer holds any shares of common stock issuable in connection with the Closing.

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The RRA requires the Sellers to comply with the prospectus delivery requirements of the Securities Act in connection with the sale of any registered shares, and also to refrain from selling any shares at any time we advise such Sellers that such registration statement can no longer be used for the sale of such shares.

Nominating and Voting Agreement

At Closing, we and each of the Sellers entered into a Nominating and Voting Agreement. Pursuant to the Nominating and Voting Agreement, we were required to (a) increase the number of directors on the Board of Directors (the “Board”) from five to seven, (b) cause the resignation or removal of a member from the Board, and (c) cause to be appointed to the Board one person designated by each of Lubbock, Synergy and Sage Road (each a “Nominating Party”), with the result that, as of the Closing Date, the Board was required to be comprised of: (i) one person designated by each Nominating Party (each a “Seller Nominated Person”) and (ii) four current members of the Board. All such required actions under the Nominating and Voting Agreement were taken prior to or contemporaneously with the Closing, including appointing Mr. John A. Weinzierl, the Chief Executive Officer of Lubbock, who was designated by Lubbock, as a director and Chairman of the Company; (b) Mr. Joshua Batchelor, the Managing Partner of Sage Road Capital, LLC, the indirect owner of Sage Road, who was designated by Sage Road, as a director of the Company; and (c) Mr. Duane H. King, the Chief Executive Officer of Synergy, who was designated by Synergy, as a director of the Company.

The Nominating and Voting Agreement also provides that each Nominating Party will have the right to designate for nomination to the Board two nominees (for so long as such Nominating Party holds at least 15% of the Company’s outstanding common stock) and one nominee (for so long as such Nominating Party holds at least 5% of the Company’s common stock), for appointment at any shareholder meeting or via any consent to action without meeting of the shareholders of the Company. The Nominating and Voting Agreement also requires the Board to include such nominees in the slate of directors up for appointment at each meeting of shareholders where directors will be appointed, and take other actions to ensure that such persons are elected to the Board by the shareholders of the Company.

If any Nominating Party’s Seller Nominated Party ceases for any reason to serve on the Board, such Seller Nominated Party will be provided the right to appoint another person to the Board, who shall be appointed to the Board pursuant to the power to fill vacancies given to the Board without a shareholder vote, by the Bylaws of the Company.

Notwithstanding the above, no person is required to be included as a nominee for election or appointment to the Board in the event such person is a Disqualified Person. A “Disqualified Person” is a person for whom the Board reasonably determines that the nomination, election or appointment of, or retention of such person on the Board, as applicable, would (a) violate the listing rules of Nasdaq or the rules and regulations of the SEC, (b) due to such person’s past, affiliations or otherwise, negatively affect the reputation of the Company, negatively affect the Company’s ability to complete future transactions, or disqualify the Company from undertaking any offering under applicable securities laws, or (c) violate the fiduciary duties that the Board owes to the Company or its shareholders; provided, however, that if the Board reasonably determines that any person is unfit for service on the Board for the reasons set forth above, then the applicable Nominating Party is entitled to designate an alternative or replacement person.

Further notwithstanding the above, the non-Nominating Party directors and Nominating Party directors are required to be apportioned between ‘independent’ and non-’independent’ directors as required by the rules of Nasdaq such that the Company continues in compliance with applicable Nasdaq rules.

Each Seller Nominated Person is entitled to the same expense reimbursement and advancement, exculpation, indemnification and insurance in connection with his or her role as a director as the other members of the Board, as well as reimbursement for documented, reasonable out-of-pocket expenses incurred in attending meetings of the Board or any committee of the Board of which such Seller Nominated Person is a member, if any, in each case to the same extent as the other members of the Board. We also agreed to continue to maintain directors’ and officers’ liability insurance coverage with respect to each Seller Nominated Person’s service on the Board for a period of at least six years after each such Seller Nominated Person’s service on the Board has concluded.

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At all times when Lubbock holds at least 5% of the Company’s outstanding common stock and its appointee is John A. Weinzierl, each Seller is required to instruct its appointee on the Board to vote in favor of appointing Mr. Weinzierl as Chairman of the Board.

During the term of the Nominating and Voting Agreement, each Seller agreed to vote all securities of the Company which they hold in any manner as may be necessary to nominate and elect (and, if applicable, maintain in office) as a member of the Company’s Board, each of the Seller Nominated Persons and further to not remove any Seller Nominated Persons, unless such person is a Disqualified Person.

The agreement continues in effect from the Closing Date until the earlier of (a) the date mutually agreed by all the parties (the Company and each of the Sellers); and (b) the date that no Seller owns at least 5% of the outstanding shares of common stock of the Company; subject to certain rights and obligations which survive termination. Once a Seller’s ownership drops below 5% of the Company’s outstanding common stock, it no longer has any right to nominate any person under the Nominating and Voting Agreement, even if such Seller’s ownership increases above 5% of the Company’s common stock in the future.

Risks That We Face

An investment in our securities involves a high degree of risk. You should carefully consider the risks summarized below. The risks are discussed more fully in, and incorporated by reference in, the “Risk Factors” section of this prospectus. These risks include, but are not limited to, the following:

●	our ability to obtain sufficient cash flow from operations, borrowing, and/or other sources to fully develop our undeveloped acreage positions;

●	volatility in oil and natural gas prices, including further declines in oil prices and/or natural gas prices, which would have a negative impact on operating cash flow and could require further ceiling test write-downs on our oil and natural gas assets;

●	the possibility that the oil and natural gas industry may be subject to new adverse regulatory or legislative actions (including changes to existing tax rules and regulations and changes in environmental regulation);

●	the general risks of exploration and development activities, including the failure to find oil and natural gas in sufficient commercial quantities to provide a reasonable return on investment;

●	future oil and natural gas production rates, and/or the ultimate recoverability of reserves, falling below estimates;

●	the ability to replace oil and natural gas reserves as they deplete from production;

●	environmental risks;

●	risks associated with our plan to develop additional operating capabilities, including the potential inability to recruit and retain personnel with the requisite skills and experience and liabilities we could assume or incur as an operator or to acquire operated properties or obtain operatorship of existing properties;

●	availability of pipeline capacity and other means of transporting crude oil and natural gas production, and related midstream infrastructure and services;

●	competition in leasing new acreage and for drilling programs with operating companies, resulting in less favorable terms or fewer opportunities being available;

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●	higher drilling and completion costs related to competition for drilling and completion services and shortages of labor and materials;

●	disruptions resulting from unanticipated weather events, natural disasters, and public health crises and pandemics, such as the coronavirus, resulting in possible delays of drilling and completions and the interruption of anticipated production streams of hydrocarbons, which could impact expenses and revenues;

●	our lack of effective disclosure controls and procedures and internal control over financial reporting;

●	our ability to maintain the listing of our common stock on The Nasdaq Capital Market;

●	dilution caused by new equity or debt offerings;

●	our need for additional capital to complete future acquisitions, conduct our operations and fund our business, and our ability to obtain such necessary funding on favorable terms, if at all;

●	the speculative nature of our oil and gas operations, and general risks associated with the exploration for, and production of oil and gas; including accidents, equipment failures or mechanical problems which may occur while drilling or completing wells or in production activities; operational hazards and unforeseen interruptions for which we may not be adequately insured; the threat and impact of terrorist attacks, cyber-attacks or similar hostilities; declining reserves and production; and losses or costs we may incur as a result of title deficiencies or environmental issues in the properties in which we invest, any one of which may adversely impact our operations;

●	changes in the legal and regulatory environment governing the oil and natural gas industry, including new or amended environmental legislation or regulatory initiatives which could result in increased costs, additional operating restrictions, or delays, or have other adverse effects on us;

●	improvements in or new discoveries of alternative energy technologies that could have a material adverse effect on our financial condition and results of operations;

●	the fact that our officers and directors beneficially own a majority of our common stock and that their interests may be different from other shareholders;

●	our dependence on the continued involvement of our present management;

●	economic downturns and possible recessions caused thereby (including as a result of COVID-19, increases in inflation or global conflicts, such as the current conflict in Ukraine);

●	the effects of global pandemics, such as COVID-19 on our operations, properties, the market for oil and gas, and the demand for oil and gas;

●	the need to write-down assets and/or shut-in wells, or our non-operated wells being shut-in by their operators;

●	future litigation or governmental proceedings which could result in material adverse consequences, including judgments or settlements;

●	unanticipated down-hole mechanical problems, which could result in higher-than-expected drilling and completion expenses and/or the loss of the wellbore or a portion thereof; and

●	other risk factors included under or incorporated by reference in, “Risk Factors” below and filings incorporated by reference herein and therein.

Corporate Information

Our principal executive offices are located at 675 Bering Dr., Suite 390, Houston, Texas 77057 and our telephone number is (303) 993-3200.

Additional information about us is available on our website at https://usnrg.com. We do not incorporate the information on or accessible through our websites into this prospectus, and you should not consider any information on, or that can be accessed through, our websites as part of this prospectus.

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The Offering

Common Stock Offered by the Selling shareholders	19,905,736 shares

Common Stock Outstanding Before and After this Offering	25,677,875 shares

Use of Proceeds	We will not receive any proceeds from the sale of shares in this offering by the selling shareholders. See “Use of Proceeds” beginning on page 13.

Risk Factors	An investment in our common stock involves a high degree of risk. Before making an investment decision, investors should carefully consider the risk factors discussed under, and incorporated by reference in, “Risk Factors” beginning on page 10.

NASDAQ Capital Market Symbol	USEG

In this prospectus, unless otherwise indicated, the number of shares of our common stock and other capital stock, and the other information based thereon, is as of June 23, 2022, and excludes:

●	30,285 shares of our common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $60.11 per share.

Additionally, unless otherwise stated, all information in this prospectus:

●	assumes no exercise of outstanding options to purchase common stock, and no issuance of shares available for future issuance under our equity compensation plans; and

●	reflects all currency in United States dollars.

Forward-Looking Statements

This prospectus contains forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are based on our management’s belief and assumptions and on information currently available to our management. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “will,” “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under, and incorporated by reference in, “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance. You should read this prospectus, those documents incorporated by reference herein, and those documents which we have filed with the SEC as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from any future results expressed or implied by these forward-looking statements.

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The forward-looking statements in this prospectus, and incorporated by reference herein, represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should therefore not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.

Examples of forward-looking statements in, and incorporated by reference in, this prospectus include:

●	planned capital expenditures for oil and natural gas exploration and environmental compliance;

●	potential drilling locations and available spacing units, and possible changes in spacing rules;

●	cash expected to be available for capital expenditures and to satisfy other obligations;

●	recovered volumes and values of oil and natural gas approximating third-party estimates;

●	anticipated changes in oil and natural gas production;

●	drilling and completion activities and opportunities;

●	timing of drilling additional wells and performing other exploration and development projects;

●	expected spacing and the number of wells to be drilled with our oil and natural gas industry partners;

●	when payout-based milestones or similar thresholds will be reached for the purposes of our agreements with our partners;

●	expected working and net revenue interests, and costs of wells, relating to the drilling programs with our partners;

●	actual decline rates for producing wells;

●	future cash flows, expenses and borrowings;

●	pursuit of potential acquisition opportunities;

●	economic downturns (including as a result of COVID-19) wars and increased in inflation and possible recessions caused thereby;

●	the effects of global pandemics, such as COVID-19 on our operations, properties, the market for oil and gas, and the demand for oil and gas;

●	our expected financial position;

●	our expected future overhead reductions;

●	our ability to become an operator of oil and natural gas properties;

●	our ability to raise additional financing and acquire attractive oil and natural gas properties; and

●	other plans and objectives for future operations.

You should also consider carefully the statements under, and incorporated by reference in, “Risk Factors” and other sections of this prospectus, and the documents we incorporate by reference and any prospectus supplement, which address additional facts that could cause our actual results to differ from those set forth in the forward-looking statements. We caution investors not to place significant reliance on the forward-looking statements contained in this prospectus, and the documents we incorporate by reference. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as otherwise required by law.

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Risk Factors

Before making an investment decision, you should consider the “Risk Factors” included in or incorporated by reference into this prospectus, including in the section entitled “Risk Factors” contained under Item 1A of Part I of our most recent Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, subsequently filed quarterly reports on Form 10-Q and annual reports on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our subsequent filings and reports under the Securities Act or the Exchange Act, each of which are incorporated by reference in this prospectus, and the risks described below. For more information, see “Incorporation of Certain Documents by Reference.” The market or trading price of our securities could decline due to any of these risks. In addition, please read “Forward-Looking Statements” in this prospectus, where we describe additional uncertainties associated with our business and the forward-looking statements included or incorporated by reference in this prospectus.

The securities offered herein are highly speculative and should only be purchased by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and the aforementioned risk factors that are incorporated herein by reference and other information in this prospectus before deciding to become a holder of our common stock. The risks and uncertainties described in these incorporated documents and described below are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of these risks actually occur, our business and financial results could be negatively affected to a significant extent. In that event, the trading price of our common stock could decline, and you may lose all or part of your investment in our common stock.

Oil, natural gas liquids (NGL) and natural gas prices, are volatile and declines in the prices of such commodities have in the past, and will continue in the future to, adversely affect our business, financial condition or results of operations, and our ability to meet our capital expenditure obligations or targets and financial commitments.

The price of oil and, to a lesser extent, natural gas and NGLs, heavily influences our revenue, profitability, cash flows, liquidity, access to capital, present value and quality of our reserves, the nature and scale of our operations, and our future rate of growth. Oil, NGL, and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. In recent years, the markets for oil and natural gas have been volatile. These markets will likely continue to be volatile in the future. Further, oil prices and natural gas prices do not necessarily fluctuate in direct relation to each other. The price of crude oil has experienced significant volatility over the last five years, with the price of a barrel of oil dropping below $20 during the early part of 2020, due in part to reduced global demand stemming from the recent global COVID-19 outbreak, and subsequently surging to over $120 a barrel in early March 2022 following Russia’s invasion of Ukraine, before more recently trading around $100-$115 a barrel. A prolonged period of low market prices for oil and natural gas, or further declines in the market prices for oil and natural gas, will likely result in capital expenditures being further curtailed and will adversely affect our business, financial condition and liquidity. Additionally, lower oil and natural gas prices have, and may in the future, cause, a decline in our stock price. During the year ended December 31, 2020, the daily WTI oil spot price ranged from a high of $63.27 per Bbl to a low of ($36.98) per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $3.14 per MMBtu to a low of $1.33 per MMBtu. During the year ended December 31, 2021, the daily WTI oil spot price ranged from a high of $85.64 per Bbl to a low of $47.47 per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $23.86 per MMBtu to a low of $2.43 per MMBtu. During the quarter ended March 31, 2022, the daily WTI oil spot price ranged from a high of $123.64 per Bbl to a low of $75.99 per Bbl and the NYMEX natural gas Henry Hub spot price ranged from a high of $6.70 per MMBtu to a low of $3.73 per MMBtu.

Declines in the prices we receive for our oil and natural gas can also adversely affect our ability to finance capital expenditures, make acquisitions, raise capital and satisfy our financial obligations. In addition, declines in prices can reduce the amount of oil and natural gas that we can produce economically and the estimated future cash flow from that production and, as a result, adversely affect the quantity and present value of our proved reserves. Among other things, a reduction in the amount or present value of our reserves can limit the capital available to us, and the availability of other sources of capital likely will be based to a significant degree on the estimated quantity and value of the reserves.

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As described above, oil, NGLs, and natural gas are commodities and, therefore, their prices are subject to wide fluctuations in response to relatively minor changes in supply and demand. Historically, the commodities market has been volatile. An extended period of continued lower oil prices, or additional price declines, will have further adverse effects on us. The prices we receive for any future production and the prices received from operators of our non-operated production, and the levels of such production, will continue to depend on numerous factors, including the following:

●	the domestic and foreign supply of oil, NGLs, and natural gas;

●	the domestic and foreign demand for oil, NGLs, and natural gas;

●	the prices and availability of competitors’ supplies of oil, NGLs, and natural gas;

●	the actions of the Organization of Petroleum Exporting Countries, or OPEC, and state-controlled oil companies relating to oil price and production controls;

●	the price and quantity of foreign imports of oil, NGLs, and natural gas;

●	the impact of U.S. dollar exchange rates on oil, NGLs, and natural gas prices and inflation;

●	domestic and foreign governmental regulations and taxes;

●	speculative trading of oil, NGLs, and natural gas futures contracts;

●	localized supply and demand fundamentals, including the availability, proximity, and capacity of gathering and transportation systems for natural gas;

●	the availability of refining capacity;

●	the prices and availability of alternative fuel sources;

●	the threat, or perceived threat, or results, of viral pandemics, for example, as currently being experienced with the COVID-19 pandemic;

●	weather conditions and natural disasters;

●	political conditions in or affecting oil, NGLs, and natural gas producing regions, including the Middle East and South America and the recent conflict in Ukraine;

●	the continued threat of terrorism and the impact of military action and civil unrest;

●	public pressure on, and legislative and regulatory interest within, federal, state, and local governments to stop, significantly limit, or regulate hydraulic fracturing activities;

●	the level of global oil, NGL, and natural gas inventories and exploration and production activity;

●	authorization of exports from the United States of liquefied natural gas;

●	the impact of energy conservation efforts;

●	technological advances affecting energy consumption; and

●	overall worldwide economic conditions.

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Declines in oil, NGL, or natural gas prices will reduce not only our revenue but also the amount of oil, NGL, and natural gas that we, and the operators of our properties, can produce economically. Should natural gas, NGL or oil prices decline in the future, our non-operated wells and/or any of our own wells, may be forced to be shut-in, and exploration and development plans for prospects and exploration or development activities may need to be postponed or abandoned. As a result, we may have to make substantial downward adjustments to our estimated proved reserves, each of which would have a material adverse effect on our business, financial condition, and results of operations.

A sale of a substantial number of shares of common stock by the selling shareholders could cause the price of our common stock to decline and make it harder for us to sell equity in the future.

The shares of common stock being registered herein represent approximately 77.5% of our outstanding shares of common stock, and, following the effectiveness of the registration statement of which this prospectus forms a part such 19,905,736 shares of common stock registered hereunder may be resold in the public market immediately without restriction. The registered shares represent a significant number of shares of our common stock, and if sold in the market all at once or at about the same time, could significantly depress the market price of our common stock during the period the registration statement remains effective and could also affect our ability to raise equity capital in the future at a time and price that we deem reasonable or appropriate.

We will not receive any proceeds from the sale of the common stock by the selling shareholders covered by this prospectus.

We are registering the shares of common stock previously issued to the selling shareholders to permit the resale of these shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock.

Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through the issuance of securities.

Wherever possible, our Board of Directors will attempt to use non-cash consideration to satisfy obligations. In many instances, we believe that the non-cash consideration will consist of shares of our common stock, preferred stock or warrants to purchase shares of our common stock. Our Board of Directors has authority, without action or vote of the shareholders, subject to the requirements of Nasdaq which generally require shareholder approval for any transactions which would result in the issuance of more than 20% of our then outstanding shares of common stock or voting rights representing over 20% of our then outstanding shares of stock, subject to certain exceptions, to issue all or part of the authorized but unissued shares of common stock, preferred stock or warrants to purchase such shares of common stock. In addition, we may attempt to raise capital by selling shares of our common stock, possibly at a discount to market in the future. These actions will result in dilution of the ownership interests of existing shareholders and may further dilute common stock book value, and that dilution may be material. Such issuances may also serve to enhance existing management’s ability to maintain control of us, because the shares may be issued to parties or entities committed to supporting existing management.

Our stock price has historically been and is likely to continue to be, volatile.

Our stock is traded on The Nasdaq Capital Market under the symbol “USEG”. During the last 52 weeks, our common stock has traded as high as $13.92 per share and as low as $2.91 per share. We expect our common stock will continue to be subject to wide fluctuations as a result of a variety of factors, including factors beyond our control. These factors include:

●	price volatility in the oil and natural gas commodities markets;
●	variations in our drilling, recompletion and operating activity;
●	relatively small amounts of our common stock trading on any given day;

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●	additions or departures of key personnel;
●	legislative and regulatory changes; and
●	changes in the national and global economic outlook.

The stock market has recently experienced significant price and volume fluctuations, and oil and natural gas prices have declined significantly. These fluctuations have particularly affected the market prices of securities of oil and natural gas companies like ours.

Use of Proceeds

The proceeds from the sale of the shares offered pursuant to this prospectus are solely for the accounts of the selling shareholders. Accordingly, we will not receive any of the proceeds from the sale of shares offered by this prospectus. See “Selling Shareholders” and “Plan of Distribution”, beginning on pages 16 and 19, respectively.

The selling shareholders will pay any underwriting discounts and commissions and expenses incurred by the selling shareholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling shareholders in disposing of the shares. We will bear all other costs, fees, and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees, and fees and expenses of our counsel and our accountants.

Description of Capital Stock

General

Our authorized capital stock consists of an unlimited number of shares of common stock with a $0.01 par value per share.

As of the date of this prospectus, we have 25,677,875 shares of our common stock outstanding.

The following description of our capital stock is a summary only and is subject to and qualified in its entirety by reference to the applicable provisions of the Wyoming Business Corporation Act, and our charter and Bylaws, copies of which are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. Please refer to the “Where You Can Find More Information” section of this prospectus for directions on obtaining these documents. You should refer to, and read this summary together with, our Articles of Incorporation, designations of preferred stock and Bylaws, each as amended and restated from time to time, to review all of the terms of our capital stock. Our Articles of Incorporation and amendments thereto are incorporated by reference as exhibits to the registration statement of which this prospectus is a part and other reports incorporated by reference herein.

Description of Common Stock

Each share of our common stock is entitled to equal dividends and distributions per share with respect to the common stock when, as and if declared by our Board of Directors. No holder of any shares of our common stock has a preemptive right to subscribe for any of our securities, nor are any shares of our common stock subject to redemption or convertible into other securities. Upon liquidation, dissolution or winding-up of the Company, and after payment to our creditors and preferred shareholders, if any, our assets will be divided pro rata on a share-for-share basis among the holders of our common stock.

Shares of common stock may be issued for such consideration and on such terms as determined by the board of directors, without shareholder approval. Holders are entitled to receive dividends when and as declared by the board of directors out of funds legally available therefor. We may declare dividends in the future but we expect to retain most or all of our earnings and cash to fund investments and business development. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders, except that cumulative voting in the election of directors is permitted. Directors are elected by a plurality of the votes cast.

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The presence of the persons entitled to vote a majority of the outstanding voting shares on a matter before the shareholders constitute the quorum necessary for the consideration of the matter at a shareholders’ meeting.

Except as otherwise required by law, the Articles of Incorporation, or any certificate of designation, (i) at all meetings of shareholders for the election of directors, a plurality of votes cast are sufficient to elect such directors; (ii) any other action taken by shareholders are valid and binding upon the Company if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, at a meeting at which a quorum is present; and (iii) broker non-votes and abstentions are considered for purposes of establishing a quorum but not considered as votes cast for or against a proposal or director nominee. Each shareholder has one vote for every share of stock having voting rights registered in his or her name, except as otherwise provided in any preferred stock designation setting forth the right of preferred stock shareholders.

Anti-Takeover Effects of our Articles of Incorporation and Wyoming Law

Our Articles of Incorporation provide for the issuance of up to an unlimited number of shares of common stock, par value $0.01 per share. Our authorized but unissued shares of common stock will be available for future issuance without shareholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. Our board has the authority to issue an unlimited additional number of shares. The existence of unlimited authorized but unissued shares of common stock could render more difficult or discourage an attempt to obtain control of a majority of our common stock by means of a proxy contest, tender offer, merger or otherwise.

We may be or in the future we may become subject to Wyoming’s control share law. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others. The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the shareholders of the corporation, approved at a special or annual meeting of shareholders. The control share law contemplates that voting rights will be considered only once by the other shareholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the shareholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any shareholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such shareholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested shareholders” for three years after the “interested shareholder” first becomes an “interested shareholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Wyoming law, an “interested shareholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other shareholders. The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

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Separately, our authorized but unissued shares of common stock and preferred stock are available for future issuance without shareholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, Inc., 462 South 4th Street, Louisville, KY 40202. Its telephone number is (800) 736-3001.

Listing on the NASDAQ Capital Market

Our common stock is quoted on the NASDAQ Capital Market under the symbol “USEG”.

Description of Preferred Stock

We are authorized to issue 100,000 shares of preferred stock, $0.01 par value per share.

The Company is authorized to issue 50,000 shares of Series P preferred stock in connection with a shareholder rights plan that expired in 2011, none of which are outstanding.

The Company has designated 50,000 shares of Series A Convertible Preferred Stock, none of which are currently outstanding. The Series A Convertible Preferred Stock was issued at a value of $40 per share for an aggregate of $2 million. The Series A Convertible Preferred Stock liquidation preference, initially $2 million, increases by quarterly dividends of 12.25% per annum (the “Adjusted Liquidation Preference”). At the option of the holder, each share of Series A Convertible Preferred Stock could initially be converted into 1.33 shares of the Company’s $0.01 par value common stock (the “Conversion Rate”) for an aggregate of 66,667 shares. The Conversion Rate is subject to anti-dilution adjustments for stock splits, stock dividends and certain reorganization events and to price-based anti-dilution protections. The Series A Convertible Preferred Stock is senior to other classes or series of shares of the Company with respect to dividend rights and rights upon liquidation. No dividend or distribution will be declared or paid on junior stock, including the Company’s common stock, (1) unless approved by the holders of Series A Convertible Preferred Stock and (2) unless and until a like dividend has been declared and paid on the Series A Convertible Preferred Stock on an as-converted basis. The Series A Convertible Preferred Stock does not vote with the Company’s common stock on an as-converted basis on matters put before the Company’s shareholders. However, the holders of the Series A Convertible Preferred Stock have the right to approve specified matters as set forth in the certificate of designation and have the right to require the Company to repurchase the Series A Convertible Preferred Stock in the event of a change of control.

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof.

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The Board may, from time to time, increase the number of shares of any series of Preferred Stock already created by providing that any unissued shares of Preferred Stock shall constitute part of such series, or may decrease (but not below the number of shares thereof then outstanding) the number of shares of any series of any Preferred Stock already created providing that any unissued shares previously assigned to such series shall no longer constitute a part thereof.

The powers, preferences and relative, participating, optional and other special rights of each class or series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Stock Options and Warrants

As of the date of this prospectus, we had outstanding:

●	30,285 shares of our common stock issuable upon the exercise of outstanding options to purchase shares of common stock at a weighted-average exercise price of $60.11 per share; and

●	787,000 shares of our common stock reserved for future issuance to our employees under the U.S. Energy Corp. 2021 Equity Incentive Plan, as well as any automatic increases in the number of shares of our common stock reserved for future issuance under this plan.

Dividend Policy

We currently intend to pay quarterly cash dividends on our common stock on a continuing basis. However, the determination to pay dividends on our common stock is at the discretion of our Board and will depend on, among other factors, our results of operations, financial condition, capital requirements and contractual restrictions.

Selling Shareholders

As described in greater detail above under, “Prospectus Summary—Stock Purchase Agreements—Registration Rights Agreement”, the selling shareholders named in this prospectus are parties to a registration rights agreement, dated January 5, 2022, with the Company and are entitled to have the shares of common stock registered for resale under the Securities Act pursuant to that registration rights agreement.

The following table provides information regarding the selling shareholders and the number of shares the selling shareholders are offering under this prospectus. Under the rules of the SEC, beneficial ownership includes shares over which the indicated beneficial owner exercises voting or investment power. Beneficial ownership is determined under Section 13(d) of the Exchange Act, and generally includes voting or investment power with respect to securities, including any securities that grant the selling shareholders the right to acquire common stock within 60 days of June 23, 2022. We believe that the selling shareholders have sole voting and investment power with respect to all shares beneficially owned. Except as set forth in the footnotes below, the selling shareholders are not affiliated with a broker-dealer registered under the Exchange Act.

The shares may be sold by the selling shareholders, by those persons or entities to whom the selling shareholders transfer, donate, devise, pledge or distribute shares or by other successors in interest. The information regarding shares beneficially owned after this offering assumes the sale of all shares offered by the selling shareholders in this prospectus. The selling shareholders may sell less than all of the shares listed in the table. In addition, the shares listed below may be sold pursuant to this prospectus or in privately negotiated transactions. Accordingly, we cannot estimate the number of shares the selling shareholders will sell under this prospectus.

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Information regarding the selling shareholders may change from time to time. Any such changed information will be set forth in supplements to this prospectus or amendments to the registration statement of which this prospectus forms a part, if required.

	Number of Shares of Common Stock Beneficially Owned Prior to this Offering (1)		Number of Shares of Common Stock Being Offered (#)		Beneficial Ownership of Common Stock After Registration
Name of Selling Shareholder	Number	Percentage			Number	Percentage
Lubbock Energy Partners LLC (2)	6,568,828	25.6%	6,568,828	(7)	—	—
Banner Oil & Gas, LLC (3)	5,668,121	22.1%	5,668,121	(7)	—	—
Woodford Petroleum, LLC (4)	434,130	1.7%	434,130	(7)	—	—
Llano Energy LLC (5)	688,273	2.7%	688,273	(7)	—	—
Synergy Offshore LLC (6)	6,546,384	25.6%	6,546,384	(7)	—	—
		Total	19,905,736

# Assumes the sale of all shares offered herein.

(1)	“Beneficial ownership” means that a person, directly or indirectly, has or shares voting or investment power with respect to a security or has the right to acquire such power within 60 days. The percentage is based upon 25,677,875 shares of our common stock outstanding as of June 23, 2022 (the “Date of Determination”).

(2)	Shares held by Lubbock Energy Partners LLC, are beneficially owned by Mr. John A. Weinzierl and Mr. Wallis Marsh due to their status as Chief Executive Officer and Manager, and Manager, respectively, of Lubbock Energy. The address of Lubbock is 1616 S Voss Rd, Suite 530, Houston, Texas 77057.

(3)	Shares held by Banner Oil may be deemed to be beneficially owned by Sage Road Capital, LLC (“Sage Road”), which indirectly owns a majority of, and controls, Banner Oil, and by Mr. Joshua L. Batchelor and Mr. Benjamin A. Stamets, due to their status as co-Managing Partners of Sage Road. The address of Banner Oil is 2121 Sage Road, Suite 325, Houston, Texas 77056.

(4)	Shares held by Woodford may be deemed to be beneficially owned by Sage Road, which indirectly owns a majority of, and controls, Woodford, and by Mr. Joshua L. Batchelor and Mr. Benjamin A. Stamets, due to their status as co-Managing Partners of Sage Road. The address of Woodford is 2121 Sage Road, Suite 325, Houston, Texas 77056.

(5)	Shares held by Llano may be deemed to be beneficially owned by Sage Road, which indirectly owns a majority of, and controls, Llano, and by Mr. Joshua L. Batchelor and Mr. Benjamin A. Stamets, due to their status as co-Managing Partners of Sage Road. The address of Llano is 2121 Sage Road, Suite 325, Houston, Texas 77056.

(6)	Shares held by Synergy may be deemed to be beneficially owned by Mr. Duane H. King and Mr. Lee Hightower due to their status as Chief Executive Officer and Manager and President and Manager, respectively, of Synergy, and a result of their respective ownership and positions as Managers and Officers of the limited liability company that owns 100% of the membership interests of Synergy. The address of Synergy is 9821 Katy Fwy, Suite 525, Houston, Texas 77024.

(7)	Represents shares of common stock issued pursuant to the Purchase Agreements, discussed in greater detail above under “Prospectus Summary—Stock Purchase Agreements”, beginning on page 3.

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Material Relationships With Selling Shareholders

Board of Directors Membership

Except as described below or in the footnotes above, no selling shareholder has had any material transaction or relationship with us or any of our predecessors or affiliates within the past three years.

(a)	Lubbock is beneficially owned by Mr. Weinzierl (among other parties), who is a member of the Board of Directors of the Company;
(b)	Banner Oil, Woodford and Llano are beneficially owned by Mr. Batchelor (among other parties), who is a member of the Board of Directors of the Company; and
(c)	Synergy is beneficially owned by Mr. King (among other parties), who is a member of the Board of Directors of the Company.

Purchase Agreements, RRA and Nominating and Voting Agreement

Each of Lubbock, Banner Oil, Woodford and Llano, and Synergy are party to the Purchase Agreements, RRA and Nominating and Voting Agreement, each with the Company, discussed in greater detail above under “Prospectus Summary—Stock Purchase Agreements”, beginning on page 3.

Contribution Agreement

Pursuant to a Contribution Agreement dated January 5, 2022, entered into with each Seller and the Company at Closing, each of the Sellers agreed, among other things, for the purposes of Section 351 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”):

● That the Purchase Agreements, while individual in nature, were negotiated by each Seller collectively with the Company, and are intended to be part of one singular transaction.

● The closing of each Purchase Agreement is conditioned on the consummation of the closing under each of the other Purchase Agreements.

● Following the Closing, the Sellers will control, within the meaning of Section 368(c) of the Code, the Company, with the assets to be acquired by the Company pursuant to the Purchase Agreements collectively constituting the “Contributed Assets”.

● That the intent of the parties is for the Purchase Agreements, and the transactions contemplated thereby, to provide for a tax-free exchange between the Sellers and the Company as described in, and in accordance with, Section 351 of the Code.

Farmout Agreement

On the Closing Date, Synergy and U.S. Energy entered into a Farmout Agreement concerning certain leases located in Glacier and Toole Counties, in Montana, which provides, among other things, the Company a 20% participation right on any type of secondary or tertiary development operations undertaken by Synergy in such properties. Synergy agreed to bear 100% of the drilling, operating, equipping and completing expense associated with the enhancing operations conducted on the properties, subject to such participation right. The Farmout Agreement includes limited tag-along rights for the Company and confidentiality obligations.

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Pursuant to the Farmout Agreement, Synergy has the right to purchase back from the Company, any unit or field on the farmout properties for which Synergy has given written notice that it will commence enhancement operations on, and Synergy, in fact, commences such operations, and the unit or field has been affected by production enhancement operations performed by Synergy. The price of said purchase is to be based on the greater of PV-10 value of said unit or field, based on its current Initial Production Rate (“IPR”) at (i) the prevailing commodity price at the time of purchase or (ii) flat pricing of $65.00 per barrel of oil and $3.25 per thousand cubic feet (mcf) of natural gas (the “Repurchase Right”). For so long as Synergy or any of its affiliates has the right to appoint a member of the board of directors of the Company, if (and only if) the proposed purchase price for the sale to Synergy of the applicable farmout properties is less than the Repurchase Price, the sale of such farmout properties shall be subject to the affirmative approval by the disinterested members of the Board of Directors of the Company.

The Farmout Agreement has an initial term of ten years. If Synergy has not conducted any enhancement operations during the term, the Farmout Agreement terminates. If operations have been conducted and Synergy has succeeded in increasing the production of any unit or wells in a unit, the Farmout Agreement continues in full force and effect for so long as there is oil and gas in commercially paying quantities in any unit or field affected by Synergy pursuant to the terms thereof.

Transition Services Agreement

On the Closing Date, the Company entered into a Transition Services Agreement (“TSA”) with Banner Oil, for Banner Oil to provide services in connection with the assets acquired from Banner Oil (“Services”), including (i) land and lease administration services; (ii) revenue and expense accounting services, accounts payable payment services, accounts receivable collection services, division order services, marketing services, and related records services; (iii) information technology services, including all supervisory control and data acquisition (SCADA) and other field data capture, collection and reporting systems, and computer networks and other technology systems related to, or necessary in the operation of, the assets; (iv) tax services; and (v) other transition services and cooperation sufficient to enable the Company to set up its operations and assume the operation of the assets acquired from Banner Oil.

The transition services are to be provided to the Company on an independent contractor basis. The TSA will remain in place for six months (through June 30, 2022), extendable on a month-to-month basis thereafter at the Company’s request, subject to the terms of the agreement, and the Company will pay Banner Oil $90,000 per month during the duration of the TSA, and reimburse Banner Oil for reasonable and documented expenses incurred by Banner Oil, including the cost to maintain insurance. The TSA includes mutual confidentiality and indemnification obligations with the Company agreeing to indemnify Banner Oil in respect to certain third-party claims arising from the Services and Banner Oil agreeing to indemnify the Company against third party claims arising from the willful misconduct or gross negligence of Banner Oil or its related parties.

Plan of Distribution

We are registering for resale by the selling shareholders and certain transferees a total of 19,905,736 shares of common stock, held by the selling shareholders named herein. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock. If the shares of common stock are sold through broker-dealers or agents, the selling shareholders will be responsible for any compensation to such broker-dealers or agents.

The selling shareholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus.

The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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The selling shareholders will sell their shares of common stock subject to the following:

●	all or a portion of the shares of common stock beneficially owned by the selling shareholders or their perspective pledgees, donees, transferees or successors in interest, may be sold on the over-the-counter market, any national securities exchange (including Nasdaq) or quotation service on which the shares of our common stock may be listed or quoted at the time of sale, in the over-the counter market, in privately negotiated transactions, through the writing of options, whether such options are listed on an options exchange or otherwise, short sales or in a combination of such transactions;

●	each sale may be made at market price prevailing at the time of such sale, at negotiated prices, at fixed prices or at carrying prices determined at the time of sale;

●	some or all of the shares of common stock may be sold through one or more broker-dealers or agents and may involve crosses, block transactions or hedging transactions. The selling shareholders may enter into hedging transactions with broker-dealers or agents, which may in turn engage in short sales of the common stock in the course of hedging in positions they assume. The selling shareholders may also sell shares of common stock short and deliver shares of common stock to close out short positions or loan or pledge shares of common stock to broker-dealers or agents that in turn may sell such shares; and

●	in connection with such sales through one or more broker-dealers or agents, such broker-dealers or agents may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and may receive commissions from the purchasers of the shares of common stock for whom they act as broker-dealer or agent or to whom they sell as principal (which discounts, concessions or commissions as to particular broker-dealers or agents may be in excess of those customary in the types of transaction involved). Any broker-dealer or agent participating in any such sale may be deemed to be an “underwriter” within the meaning of the Securities Act and will be required to deliver a copy of this prospectus to any person who purchases any shares of common stock from or through such broker-dealer or agent. We have been advised that, as of the date hereof, none of the selling shareholders have made any arrangements with any broker-dealer or agent for the sale of their shares of common stock.

The selling shareholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the selling shareholder and any commissions paid, or any discounts or concessions allowed to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus. The selling shareholders may also transfer, devise or gift the shares of common stock by other means not covered in this prospectus in which case the transferee, devisee or giftee will be the selling shareholder under this prospectus.

If required at the time a particular offering of the shares of common stock is made, a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. There can be no assurance that any selling shareholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

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We will bear all expenses of the registration of the shares of common stock registered herein, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with the state securities of “blue sky” laws. The selling shareholders will pay all underwriting discounts and selling commissions and expenses, brokerage fees and transfer taxes, as well as the fees and disbursements of counsel to and experts for the selling shareholders, if any. Once sold under this registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Experts

The consolidated balance sheets of the Company as of December 31, 2021 and 2020, and the related consolidated statements of operations, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021 appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, have been audited by Plante & Moran, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Lubbock Energy Partners LLC, which comprise Lubbock Energy Partners LLC’s balance sheets as of December 31, 2021 and 2020 and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to the financial statements, appearing in the Current Report on Form 8-K of U.S. Energy Corp., as filed with the Securities and Exchange Commission on June 10, 2022, have been audited by Plante & Moran, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements of Banner Oil & Gas, LLC (a limited liability company), and subsidiaries, which comprise Banner Oil & Gas, LLC’s consolidated balance sheets as of December 31, 2021 and 2020, and the related consolidated statements of operations, cash flows, and members’ equity for the years then ended, and the related notes to the financial statements, appearing in the Current Report on Form 8-K of U.S. Energy Corp., as filed with the Securities and Exchange Commission on June 10, 2022, have been audited by HSPG & Associates, PC, as set forth in their report thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The financial statements of Woodford Petroleum LLC, which comprise Woodford Petroleum LLC’s balance sheets as of December 31, 2021 and 2020, and the related statements of operations, changes in members’ equity, and cash flows for the years then ended, and the related notes to financial statements, appearing in the Current Report on Form 8-K of U.S. Energy Corp., as filed with the Securities and Exchange Commission on June 10, 2022, have been audited by Weaver and Tidwell, L.L.P., as set forth in their report thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

The Llano Energy LLC, which comprise Llano Energy LLC’s balance sheets as of December 31, 2021 and 2020, the related statements of operations, members’ equity, and cash flows for the years then ended, and the related notes to financial statements, appearing in the Current Report on Form 8-K of U.S. Energy Corp., as filed with the Securities and Exchange Commission on June 10, 2022, have been audited by HoganTaylor LLP, as set forth in their report thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

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The financial statements of Synergy Offshore LLC, which comprise Synergy Offshore LLC’s balance sheets as of December 31, 2021 and 2020 and the related statements of operations, changes in members’ equity (deficit), and cash flows for the years then ended, and the related notes to the financial statements, appearing in the Current Report on Form 8-K of U.S. Energy Corp., as filed with the Securities and Exchange Commission on June 10, 2022, have been audited by Plante & Moran, PLLC, as set forth in their report thereon, and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Estimates of historical oil and natural gas reserves and related information of the Company as of January 1, 2022 and January 1, 2021, appearing in the Company’s Annual Reports on Form 10-K for the years ended December 31, 2021 and 2020, are based upon engineering studies prepared by Don Jacks, PE an independent petroleum engineer and State of Texas Licensed Professional Engineer (License #73499). Such estimates and related information have been so included in reliance upon the authority of Mr. Jacks as an expert in such matters.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, any interest, directly or indirectly, in our Company or any of our parents or subsidiaries, nor was any such person connected with us or any of our parents or subsidiaries, if any, as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Legal Matters

The Loev Law Firm, PC, Bellaire, Texas, will issue an opinion with respect to the validity of the shares of common stock offered hereby.

Where You Can Find More Information

We file annual, quarterly, and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov and on the “Investors—SEC Filings” page of our website at https://usnrg.com. Information on our website is not a part of this prospectus, and we do not desire to incorporate by reference such information herein. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC like us. Our SEC filings are also available to the public from the SEC’s website at https://www.sec.gov.

This prospectus is part of a registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement. You should rely only on the information contained or incorporated by reference in this prospectus and any supplement or amendment hereto. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus, and any prospectus supplement, is accurate only as of the date of this prospectus and any such prospectus supplement, regardless of the time of delivery of this prospectus, or any prospectus supplement, or any sale of the securities.

This prospectus constitutes a part of a registration statement we filed with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares offered hereby, reference is hereby made to the registration statement. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement. Each such statement is qualified in its entirety by such reference.

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Incorporation of Documents by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any filings and reports filed by us with the SEC after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part, and after effectiveness of the registration statement of which this prospectus forms a part, until the completion or termination of the offering of the securities, will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus.

We incorporate by reference the documents listed below, all filings filed by us pursuant to the Exchange Act after the date of the initial registration statement of which this prospectus forms a part and prior to the effectiveness of the registration statement of which this prospectus forms a part, and after effectiveness of the registration statement of which this prospectus forms a part, until the completion or termination of the offering of the securities, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the time that all securities covered by this prospectus have been sold; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K or Form 8-K/A:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (the “Annual Report”), as filed with the SEC on March 28, 2022;

(b)	The Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, as filed with the SEC on May 12, 2022;

(c)	The Company’s Current Reports on Form 8-K and Form 8-K/A (other than information furnished rather than filed) filed with the SEC on January 10, 2022, January 21, 2022, March 1, 2022, May 5, 2022, June 10, 2022 and June 21, 2022;

(d)	The Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 29, 2022 (except the section of the proxy statement titled “Audit Committee Report”);

(e)	The description of our capital stock contained in our registration statement on Form 10 filed under the Exchange Act with the SEC on January 29, 1973, as amended and restated in the Form 8-K filed with the SEC on April 7, 2014, as the same may be further amended from time to time; and

(g)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

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These documents contain important information about us, our business and our financial condition.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. We will provide this information upon written or oral request; at no cost to the requester by writing or telephoning us at:

U.S. Energy Corp.

675 Bering Dr., Suite 390

Houston, Texas 77057

Attn: Secretary

Phone: (303) 993-3200

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act or the Exchange Act, excluding any information in those documents that are deemed by the rules of the SEC to be furnished but not filed, after the date of the filing of the initial registration statement of which this prospectus forms a part and before the termination of this offering shall be deemed to be incorporated in this prospectus and to be a part hereof from the date of the filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this prospectus or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

Statements made in this prospectus or in any document incorporated by reference in this prospectus as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the documents incorporated by reference, each such statement being qualified in all material respects by such reference.

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U.S. ENERGY CORP.

19,905,736 Shares of Common Stock

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to give information that is not contained in this prospectus. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is correct only as of the date of this prospectus, regardless of the time of the delivery of this prospectus or the sale of these securities.